Exhibit 3.3

CERTIFICATE OF AMENDMENT
OF
THE CERTIFICATE OF FORMATION
OF
OCI RESOURCE PARTNERS LLC

__________________________________
Pursuant to Section 18-202 of the
Limited Liability Company Act of the State of Delaware
__________________________________
OCI Resource Partners LLC, a limited liability company duly organized and existing under the Limited Liability Company Act of the State of Delaware (the “Company”), does hereby certify on this 2nd day of November, 2015 that:
1. The name of the Company is: OCI Resource Partners LLC.
2. The Certificate of Formation of the Company is hereby amended by deleting the first paragraph thereof and inserting the following in lieu thereof:
“FIRST: The name of the limited liability company is Ciner Resource Partners LLC (hereinafter referred to as the “Company).”
3. This amendment shall be effective as of 12:01am on November 5, 2015.
4. The foregoing amendment was duly adopted in accordance with the provisions of Section 18-302(d) of the Limited Liability Company Act of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the day first referenced above.

By: /s/ Kevin Kremke
Name: Kevin Kremke
Title: Authorized Person

Certificate of Amendment of the Certificate of Formation of
OCI Resource Partners LLC